FOR IMMEDIATE RELEASE

Press Contact:	Investor Contact:
Eric Boduch	Michael D. Perry
VP Marketing	Sr. VP and CFO
+1-408-212-2256	+1-408-212-2260
eboduch@vitria.com	mperry@vitria.com
VITRIA ANNOUNCES THIRD QUARTER 2005 RESULTS
SUNNYVALE, Calif., October 26, 2005 Vitria (Nasdaq: VITR), a leading provider of business process integration solutions, today announced results for the third quarter ended September 30, 2005.
•	For the third quarter of 2005, total revenue was $13.5 million, compared with $12.3 million for the second quarter of 2005 and $16.3 million for the third quarter of 2004.

•	License revenue for the third quarter of 2005 was $3.9 million, compared with $2.1 million for the second quarter of 2005 and $3.1 million for the third quarter of 2004.

•	Service and other revenue for the third quarter of 2005 was $9.6 million, compared with $10.2 million for the second quarter of 2005 and $13.2 million for the third quarter of 2004.

•	Gross profit was $8.0 million for the third quarter of 2005, compared to $6.8 million for the second quarter of 2005 and $10.2 million for the third quarter of 2004.

•	Total operating expenses were $10.4 million for the third quarter of 2005, compared with $13.1 million for the second quarter of 2005, and $12.4 million for the third quarter of 2004.

•	Excluding charges for restructuring of $38 thousand, stock based compensation of $22 thousand, and severance costs of $200 thousand, total operating expenses were $10.1 million for the third quarter of 2005, compared with $11.9 million for the second quarter of 2005 (after excluding $471 thousand in restructuring, $21 thousand in stock based compensation and $638 thousand in severance charges), and $12.0 million for the third quarter of 2004 (after excluding $173 thousand in restructuring, $6 thousand in stock based compensation, and $137 thousand in severance charges).

•	The net loss for the third quarter of 2005 was $1.9 million, or $0.06 per share, compared with a net loss of $6 million, or $0.18 per share, for the second quarter of 2005 and a net loss of $2.1 million, or $0.06 per share, for the third quarter of 2004.

•	Total cash and short term investment balances as of September 30, 2005, were $65.3 million, compared to $71.1 million as of June 30, 2005.

“The increase in license revenues for this quarter is encouraging”, said Dale Skeen, founder and CEO of Vitria. “Our Business Process Applications strategy is gaining traction and we are optimistic that it will be the key driver of our revenue growth.”
Non-GAAP Financial Measures (Regulation G)
Vitria continues to provide all information required in accordance with GAAP, but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Vitria uses non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization. Vitria’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used by Vitria may not be consistent with the presentation of similar companies in Vitria’s industry. However, Vitria presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Vitria’s operating results in a manner that focuses on what it believes to be its ongoing business operations. Vitria’s management believes it is useful for itself and investors to review both GAAP information that includes the expenses and charges mentioned below and the non-GAAP measure of net income that excludes such charges to have a better understanding of the overall performance of Vitria’s business and its ability to perform in subsequent periods.
Vitria computes its non-GAAP financial measures of net income by adjusting GAAP net income to exclude, as applicable, the impact of restructurings, non-cash stock based compensation charges, amortization of intangible assets, impairment of goodwill, and loss on sale of foreign subsidiary. Management believes that the inclusion of this non-GAAP financial measure provides consistency and comparability with past reports of financial results and has historically provided comparability to similar companies in Vitria’s industry, many of which present the same or similar non-GAAP financial measures to investors. Whenever Vitria uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Vitria’s management believes it is useful for itself and investors to review both GAAP information that includes such charges and non-GAAP measures of net income that exclude these charges to have a better understanding of the overall performance of Vitria’s ongoing business operations and its performance in the periods presented. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
Vitria excludes restructuring charges, including (i) employee severance and other termination benefits, and (ii) lease termination costs and other expenses associated with exiting facilities, from its non-GAAP financial measures of net income. Expenses related to restructuring have, in some cases, had a significant cash impact, and effect on net income as measured in accordance with GAAP. However, Vitria’s management believes such restructuring charges are periodic costs incurred to realign its operating expenses with its anticipated future revenues and consequently, does not consider these restructuring costs as a normal component of its expense related to ongoing operations.
About Vitria
Vitria Technology, Inc., a leading provider of award-winning business process integration products and solutions, combines technology leadership with industry expertise in healthcare and insurance, financial services, telecommunications and manufacturing to dramatically improve strategic business processes across systems, people and trading partners. With 11 offices around the world, Vitria’s customer base includes blue chip companies such as AT&T, Bell Canada, BellSouth, The Blue Cross Blue Shield Association, British Petroleum, British Telecom, DaimlerChrysler Bank, Generali, Nissan, The Goodyear Tire & Rubber Company, PacifiCare Health Systems, Reynolds & Reynolds, Royal Bank of Canada, Sprint, Trane and the U.S. Departments of Defense and Veterans Affairs. For more information, call +1-408-212-2700, email info@vitria.com or visit www.vitria.com.
NOTE: Vitria and BusinessWare are trademarks or registered trademarks of Vitria Technology, Inc. All other products and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.
Cautionary Note Regarding Forward-looking Statements: This press release includes forward-looking statements, including statements relating to new products, goals and future business opportunities that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to: failure to meet financial and product expectations of analysts and investors: risk related to market acceptance of Vitria’s products and alliance partners’ products; deployment delays or errors associated with these and other products of Vitria and partners; hardware platform incompatibilities; the need to maintain and enhance certain business relationships with system integrators and other parties; the ability to manage growth; activities by Vitria and others regarding protection of proprietary information; release of competitive products and other actions by competitors; risks associated with possible delisting from the stock market on which Vitria’s securities are listed; and economic conditions in domestic and foreign markets. These and other risks related to Vitria are detailed in Vitria’s Annual Report on Form 10-K for the year ended Dec. 31, 2004, filed with the SEC on March 31, 2005. Vitria does not undertake an obligation to update forward-looking statements.

Vitria Technology, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2005	2004
	(unaudited)	*
Assets
Current assets
Cash and cash equivalents	$27,139	32,106
Short-term investments	38,113	46,457
Accounts receivable, net	10,141	10,529
Other current assets	2,488	1,880

Total current assets	77,881	90,972

Property and equipment, net	1,227	1,053
Other assets	748	872

Total assets	$79,856	$92,897

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,456	$1,777
Accrued compensation	3,874	4,186
Accrued liabilities	5,179	4,086
Accrued restructuring expenses	4,400	6,091
Deferred revenue	11,218	11,082

Total current liabilities	26,127	27,222

Long-term liabilities
Accrued restructuring expenses	4,486	7,332
Other long-term liabilities	1,486	750

Total long-term liabilities	5,972	8,082

Stockholders’ Equity
Common stock	34	33
Additional paid-in capital	276,029	275,366
Unearned stock-based compensation	(292)	—
Accumulated other comprehensive income	485	382
Accumulated deficit	(228,003)	(217,692)
Treasury stock	(496)	(496)

Total stockholders’ equity	47,757	57,593

Total liabilities and stockholders’ equity	$79,856	$92,897

* Derived from audited financial statements

Vitria Technology, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share information)

	Three Months Ended		Three Months Ended	Nine Months Ended
	September 30,		June 30	September 30
	2005	2004	2005	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
License	$3,929	$3,066	$2,146	$11,497	$8,331
Service and other	9,559	13,234	10,200	30,882	35,923

Total revenues	13,488	16,300	12,346	42,379	44,254

Cost of revenues
License	797	227	286	1,204	551
Service and other	4,711	5,900	5,292	15,685	17,900

Total cost of revenues	5,508	6,127	5,578	16,889	18,451

Gross profit	7,980	10,173	6,768	25,490	25,803

Operating expenses
Sales and marketing	4,784	4,672	4,872	14,629	17,029
Research and development	3,878	4,388	4,836	13,256	13,249
General and administrative	1,644	3,121	2,863	8,144	9,980
Stock based compensation	22	6	21	105	349
Restructuring charges	38	173	471	645	797

Total operating expenses	10,366	12,360	13,063	36,779	41,404

Loss from operations	(2,386)	(2,187)	(6,295)	(11,289)	(15,601)
Other income, net	556	356	341	1,135	755

Net loss before income taxes	(1,830)	(1,831)	(5,954)	(10,154)	(14,846)
Provision for income taxes	55	221	55	157	515

Net loss	$(1,885)	$(2,052)	$(6,009)	$(10,311)	$(15,361)

Basic and diluted net loss per share	$(0.06)	$(0.06)	$(0.18)	$(0.31)	$(0.47)

Weighted average shares used in calculating basic and diluted net loss per share	33,524	33,196	33,480	33,459	32,993

Supplemental information:
Severance charges included above in Total operating expenses	$200	$137	$638	$845	$1,647